                                                                EXHIBIT 10.16

                                 PROMISSORY NOTE


U.S. $2,525,000.00                                           Las Vegas, Nevada
                                                             October 14, 1998

         FOR VALUE RECEIVED, SAXTON INCORPORATED, a Nevada corporation ("Maker"), hereby promises to pay to the order of JAMES C. SAXTON, an individual ("Lender"), at 5440 W. Sahara Avenue, Third Floor, Las Vegas, Nevada 89146, or such other address as the holder hereof may give Maker in writing from time to time, the principal amount of TWO MILLION FIVE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($2,525,000.00) (the "Note Amount"), in lawful money of the United States of America, without set-off or counterclaim, together with interest on the principal balance hereof outstanding from time to time from the date of this Note at the interest rate hereinafter set forth. The Note Amount includes the sum of Twenty Five Thousand Dollars ($25,000.00) representing a loan fee payable from Maker to Lender. Maker further agrees as follows:

         1. MATURITY DATE. The unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Maker hereunder shall be due and payable on demand of the Lender. If not sooner paid, all said amounts shall be due and payable on the earlier of (1) the date Maker obtains a construction loan for the project known as South Valley or (2) January 14, 1999 (the "Maturity Date").

         2. INTEREST RATE. Interest shall accrue on the Note Amount, from October 14, 1998 until the Note Amount is paid in full at the rate of twelve percent (12%) per annum. Interest shall be calculated on the basis of a 360 day year and actual days elapsed.

         3. PAYMENTS. Interest accrued on the Note Amount as of the last day of each month, commencing with the month ending October, 1998 shall be due and payable on the first day of the next following month. All amounts payable by Maker hereunder shall be due and payable on the Maturity Date if not sooner paid.

         4. DEFAULT INTEREST. Upon any default hereunder, and continuing until such time as such default has been fully and completely cured, the Note Amount shall bear interest at a default rate equal to five percent (5%) over and above the interest rate then in effect hereunder ("Default Rate"). Such interest shall begin accruing on the unpaid portion of the Note Amount on the first day of the default and shall be payable on the first day of each month thereafter, or on demand if sooner demanded; provided, however, that if the default is a failure to pay any sum due hereunder, Maker shall have five (5) days from the date such sum became due to cure such default, during which period the Default Rate shall not accrue. If such default is not cured within the five (5) day grace period, the Default Rate will be deemed to have begun accruing on the date such sum became due. Maker acknowledges that upon the occurrence of an Event of Default, the damages to Lender would be extremely difficult to ascertain, including the Lender's lost profit and loss of use of the funds evidenced hereby and expense incurred in connection with such default and that the accrual of interest at the Default Rate is a fair and reasonable estimate of the loss to the Lender incurred by virtue of such default.

         5. LATE CHARGE. Maker acknowledges that if any interest payment is not made when due or if the entire amount due under this Note is not paid by the Maturity Date, the holder hereof will incur extra administrative expenses (i.e., in addition to expenses incident to the receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because the actual damage is suffered by the holder hereof by reason of such extra administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, Maker agrees that five percent (5%) of the amount so delinquent shall be the amount of damages to which such holder is entitled, upon such breach, in compensation therefore. Therefore, Maker shall, in the event any payment required under this Note is not paid within five (5) days after the date when such payment becomes due and payable, without further notice, pay to the holder to cover such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of such delinquent payment. The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in performance of the obligations of Maker to make timely payments hereunder. Nothing in this Note shall be construed as an express or implied agreement by the holder hereof to forbear any collection of any delinquent payment or in exercising any of its rights and remedies, or be construed as in any way giving Maker the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of the holder hereof to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of such holder to collect such delinquent payments and any other amounts provided to be paid hereunder or to declare a default hereunder.

         6. APPLICATION OF PAYMENTS. Every payment received with respect hereto is to be applied as follows: first to the payment of any costs, expenses, charges or fees due and owing from Maker to Lender under the terms of this Note; second, to the payment of accrued interest on the principal balance remaining unpaid from time to time; and third, to reduce the principal balance hereof.

         7. PREPAYMENT. Any time prior to the Maturity Date Maker may prepay this Note, in full only, by the payment to Lender of the entire Note Amount then outstanding, together with any accrued but unpaid interest thereon.

         8. COSTS OF COLLECTION. Maker promises to pay all costs, expenses and reasonable attorneys' fees ("reasonable" being the fees charged at the normal hourly rates of Lender's attorneys) incurred by Lender in the exercise of any remedy (with or without litigation), in any proceeding for the collection of the debt represented by this Note or the realization upon any security securing this Note, in protecting or sustaining the lien or priority of said other security; in any adversary proceeding or contested matter, whether or not brought by Lender, under the Federal Bankruptcy Code or Rules or arising in or related to a case under the Federal Bankruptcy Code or Rules, including without limitation any costs or fees incurred in filing proofs of claim, attending hearings or in any proceeding relating to the automatic stay provided by 11 U.S.C. ss. 362; or in any litigation or controversy arising from or in connection with this Note, including any bankruptcy, receivership, injunction or other proceeding, or any appeal from or petition for review of any of the foregoing, in which the Lender prevails. If a judgment is obtained thereon which includes an award of attorneys' fees, such attorneys' fees, costs and expenses shall be in such amount as the court shall deem reasonable, which judgment shall bear interest at the Default Rate from the date it is rendered to and including the date of payment to Lender.

         9. DEFAULTS; ACCELERATION. The occurrence of any Event of Default (as hereinafter defined) shall be a default hereunder. Upon the occurrence of an Event of Default, Holder may declare the entire principal balance of the Note then outstanding (if not then due and payable) and all other obligations of Borrower hereunder to be due and payable immediately. Subject to the applicable provisions of law, upon any such declaration, the principal of the Note and accrued and unpaid interest, and all other amounts to be paid under this Note shall become and be immediately due and payable, anything in this Note to the contrary notwithstanding.

         The occurrence of any one or more of the following, whatever the reason therefor, shall constitute an "Event of Default" hereunder:

                  (a) Maker shall fail to pay any installment of principal or interest on the Note when due; or

                  (b) Maker shall fail to perform or observe any term, covenant or agreement contained in this Note on its part to be performed or observed, other than the failure to make a payment covered by subsection (a), and such failure shall continue uncured as of the earlier of thirty (30) calendar days after the occurrence of such failure or ten (10) calendar days after written notice of such failure is given by Lender to Maker (the cure period set forth in this subsection (b) shall not apply to any other Event of Default); or

                  (c) Maker (which term shall include any entity comprising Maker) is dissolved or liquidated, or otherwise ceases to exist, or all or substantially all of the assets of Maker are sold or otherwise transferred without Lender's written consent; or

                  (d) Maker is the subject of an order for relief by the bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Maker applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer ("Receiver"); or any Receiver is appointed without the application or consent of Maker, as the case may be, and the appointment continues undischarged or unstayed for thirty (30) calendar days; or Maker institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceedings relating to it or to all or any part of its property under the laws of any jurisdiction; or any similar proceeding is instituted without the consent of Maker, as the case may be, and continues undismissed or unstayed for thirty (30) calendar days; or any judgment, writ, attachment, execution or similar process is issued or levied against all or any part of the Property or Maker, and is not released, vacated or fully bonded within thirty (30) calendar days after such issue or levy; or

                  (e) there shall occur a material adverse change in the financial condition of

Maker from its financial condition as of the date of this Note, as determined by Holder in its reasonable discretion.

         10. INDEMNIFICATION. Maker hereby acknowledges that Lender has pledged shares of Saxton Incorporated common stock (the "Certificates") as collateral for a personal loan, the proceeds of which Lender is using to fund this Note. Maker further acknowledges that if all or part of the Certificates were negotiated for any reason by the financial institution holding the Certificates during the pledge period, Lender would suffer irreparable harm for which compensatory damages would be an inadequate remedy. Accordingly, Maker hereby agrees that in the event Lender suffers such irreparable harm, Maker shall make Lender whole by whatever means necessary including, but not limited to the replacement of the negotiated Certificates with equivalent stock certificates for Saxton Incorporated common stock.

         11. USURY. Maker hereby represents that this loan is for commercial use and not for personal, family or household purposes. It is the specific intent of the Maker and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest theretofore collected being applied against principal or, if such principal has been fully repaid, returned to Maker upon written demand.

         12. NOTICES. Any and all notices, demands and/or communications described herein, or which may be necessary or appropriate hereunder, shall be valid if delivered personally, or if deposited in the U.S. mail, postage prepaid, certified mail, return receipt requested, to the following addresses:

            If to Maker:
                                    Saxton Incorporated
                                    5440 West Sahara Avenue, Third Floor
                                    Las Vegas, Nevada  89146

           If to Lender:
                                    James C. Saxton
                                    5440 West Sahara Avenue, Third Floor
                                    Las Vegas, Nevada  89146

         Any notice, demand or communication deposited in the U.S. mail as aforesaid shall be deemed received on the earlier of three (3) business days after deposit in the U.S. mail, or upon actual receipt.

         13. ASSIGNMENT BY LENDER. Lender may assign its rights hereunder or obtain participants in this Note at any time, and any such assignee, successor or participant shall have all rights of the Lender hereunder.

         14. MULTIPLE PARTIES. A default on the part of any one entity comprising Maker of this Note shall be deemed a default on the part of Maker hereunder.

         15. WAIVERS. Maker hereby waives presentment, demand of payment, notice of dishonor, protest, and notice of nonpayment, and any and all other notices and demands whatsoever. No covenant, conditions, right or remedy in this Note may be waived or modified orally, by course of conduct or previous acceptance or otherwise unless such waiver or modification is specifically agreed to in writing executed by the Lender.

         16. CONSTRUCTION. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, and all sums referred to herein shall be calculated by reference to and payable in the lawful currency of the United States. The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend, or modify the scope of intent of this Note.

         17. PARTIAL INVALIDITY. If any section of provision of this Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

         18. VENUE. The venue of any action brought in connection with this Note shall be Clark County, Nevada.

                                 "MAKER":
                                 SAXTON INCORPORATED, a Nevada corporation



                                      By:
                                          --------------------------
                                          James C. Saxton, President